News Release 2003-17

July 25, 2003

TSX – QRL – Queenstake Resources Ltd.

SEC file number 0-24096

QUEENSTAKE RESOURCES INVITATION

TO PARTICIPATE IN A CONFERENCE CALL

Tuesday

July 29, 2003

Time

4:00 p.m. Eastern Standard Time

North American participants

888-458-1598

code 53451#

Queenstake Resources Ltd. (QRL:TSX) invites you to participate in a conference call, the first of a regular program of communication on the Company’s activities post acquisition of the Jerritt Canyon gold mine in Elko, Nevada.

Thank you for your interest in Queenstake and we look forward to your participation in the conference call.

For further information call:

Chris Davie, President and Chief Executive Officer – 303-297-1557

Doris Meyer, Vice President Finance and Chief Financial Officer – 604-516-0566

email – info@queenstake.com    web – www.queenstake.com

The TSX has neither reviewed nor accepts responsibility for the adequacy or accuracy of this release.

Suite 2940, 999 Eighteenth Street Denver, CO 80202 USA Telephone: (303) 297-1557 Facsimile: (303) 297-1587 www.queenstake.com info@queenstake.com